BUTZEL LONG, a professional corporation
                               380 Madison Avenue
                               New York, NY 10017

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494
                           e-mail: barrett@butzel.com



                                      October 23, 2008





To the Trustees of Tax-Free Fund For Utah

     We consent to the incorporation by reference into post-effective amendment No. 21 under the 1933 Act and No. 20 under the 1940 Act of our opinion dated October 16, 2007.


                                      Butzel Long, a professional
                                      Corporation



                                         /s/ William L.D. Barrett
                                      By:__________________________